UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 2, 2009
SPSS Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34103	36-2815480

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Wacker Drive, Chicago, Illinois	60606

(Address of Principal Executive Offices)	(Zip Code)
(312) 651-3000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
On October 2, 2009, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 27, 2009, by and among SPSS Inc. (the “Company”), International Business Machines Corporation (“IBM”) and Pipestone Acquisition Corp., a wholly owned subsidiary of IBM (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of IBM (the “Merger”). Entry into the Merger Agreement was announced by the Company on July 28, 2009, and approved by the Company’s stockholders at its special stockholder meeting on October 2, 2009.
The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2009, and is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
As a result of the completion of the Merger, the Company is required to make an offer to repurchase its outstanding 2.50% Convertible Subordinated Notes due 2012 (the “Convertible Notes”) from holders thereof for a purchase price equal to 100% of their principal amount plus accrued and unpaid interest. This purchase price is substantially less than the amount that holders are entitled to receive upon surrender of their Convertible Notes for conversion (such conversion right is described in more detail in Item 3.03 below). The terms of the offer to repurchase are described in the Fundamental Change Company Notice and Offer to Repurchase (the “Company Notice”), which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
This Current Report does not constitute an offer to repurchase the Convertible Notes and is qualified in its entirety by reference to the Company Notice. Holders of Convertible Notes should read the Company Notice for additional information.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the completion of the Merger, the Company notified The Nasdaq Stock Market, Inc. (“NASDAQ”) on October 2, 2009 that each share of the Company’s common stock, par value $0.01 per share (other than shares owned by IBM, Merger Sub or the Company) issued and outstanding immediately prior to the effective time of the Merger, had been converted into the right to receive $50.00 in cash, without interest and less any applicable withholding tax, and requested that NASDAQ file with the SEC an application on Form 25 to report that shares of the Company’s common stock are no longer listed on NASDAQ.
The Company will file a Form 15 Certification and Notice of Termination of Registration with the SEC to deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), and to suspend the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modifications to Rights of Security Holders.
On October 2, 2009, as a result of the Merger, each share of the Company’s common stock (other than shares owned by IBM, Merger Sub or the Company) issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $50.00 in cash, without interest and less any applicable withholding tax.
In addition, on October 2, 2009, the Company entered into the First Supplemental Indenture (the “Supplemental Indenture”) with Wilmington Trust FSB, as successor trustee, related to the Convertible Notes. Pursuant to the Supplemental Indenture and in connection with the completion of the Merger, the Convertible Notes became convertible, at the option of the holder, into the right to receive $50.00 multiplied by 24.2843 (the applicable conversion rate of 21.3105 in effect immediately prior to the Merger increased by a “make-whole premium” of 2.9738) for each $1,000 principal amount of Convertible Notes submitted for conversion. The right of holders to surrender their Convertible Notes for conversion as a result of and in connection with the Merger will expire at 5:00 p.m., Eastern time, on November 2, 2009. The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.
The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of October 2, 2009, by and between SPSS Inc. and Wilmington Trust FSB, as successor trustee, to Indenture, dated as of March 19, 2007

99.1	Fundamental Change Company Notice and Offer to Repurchase, dated October 2, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPSS INC.
	By:	/s/ Erin R. McQuade
Erin R. McQuade
Dated: October 2, 2009		Assistant Secretary

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